EXHIBIT 99.1
                                                                    ------------



[GRAPHIC OMITTED - LOGO]
SPECTRASITE
GETTING NETWORKS ON AIR


CONTACT:        Investor Relations Department
                919-466-5492
                investorrelations@spectrasite.com
                ---------------------------------


                 SPECTRASITE REPORTS SECOND QUARTER 2003 RESULTS


CARY, NC, AUGUST 11, 2003 - SpectraSite, Inc. (Ticker Symbol: SPCS.OB), one of the largest wireless tower operators in the United States, today reported results for the second quarter ended June 30, 2003. For comparison purposes, all prior period results and tower data have been adjusted to reflect the sale of 545 towers to Cingular on February 10, 2003.

Total revenues for the second quarter of 2003 were $80.9 million, compared to $73.2 million for the second quarter of 2002. Site leasing revenues increased 15.8% to $77.5 million, up from $66.9 million for the same period in 2002. Revenues from broadcast services were $3.4 million for the second quarter of 2003 compared to $6.2 million for the second quarter of 2002. Operating income for the second quarter of 2003 was $13.4 million, up from an operating loss of $49.1 million for the same period in 2002. The Company's net loss was $7.6 million for the second quarter of 2003 versus a net loss of $126.1 million during the second quarter of 2002. The Company's net loss per share was $0.32 during the second quarter of 2003 as compared to $0.82 during the second quarter of 2002.

Adjusted EBITDA, defined by the Company as operating income (loss) before depreciation, amortization and accretion expenses, restructuring and non-recurring charges, and non-cash compensation charges, increased 41% to $39.0 million during the second quarter of 2003 from $27.7 million during the same period in the prior year.

Net cash provided by operating activities increased to $16.6 million during the second quarter of 2003 as compared to net cash used in operating activities of $21.2 million during the second quarter of 2002. Purchases of property and equipment during the second quarter of 2003 were $3.9 million, down from $19.6 million for the same period in 2002. Free cash flow, defined as net cash provided by operating activities less purchases of property and equipment, during the second quarter of 2003 was $12.7 million as compared to a free cash flow deficit of $40.8 during the prior year's period. Free cash flow defined as Adjusted EBITDA less purchases of property and equipment, cash interest expense, and taxes was $24.5 million during the second quarter of 2003 as compared to a free cash flow deficit of $19.8 during the second quarter of 2002.

Based on trailing twelve-month revenues on towers owned or operated as of June 30, 2002 and still owned or operated as of June 30, 2003, same tower revenue growth was 15% and same tower cash flow (gross profit) increased 21%. The Company owned or operated 7,539 towers and in-building sites at June 30, 2003, as compared to 7,449 towers and in-building sites at June 30, 2002.

Stephen H. Clark, President and CEO, stated, "Our operating team has produced another quarter of solid results. The predictable, recurring revenues on our tower portfolio provide an element of clarity associated with few businesses. As the major wireless carriers continue to improve the quality of their networks in densely populated metropolitan markets we believe we will continue to experience healthy growth rates in the recurring revenue and recurring cash flow streams on our tower assets."

FINANCING TRANSACTIONS

On May 14, 2003, the Company's operating subsidiary, SpectraSite Communications, Inc., amended its credit facility to reduce the unused $300 million commitment under its revolving credit facility by $100 million in exchange for modification of certain covenants in future periods and certain documentation changes.

On May 21, 2003, the Company issued $200 million aggregate principal amount of 8.25% senior notes due 2010. Semi-annual interest payments for the 8.25% senior notes are due on May 15 and November 15 beginning on November 15, 2003. Net proceeds from the 8.25% senior notes were utilized to prepay a portion of the Company's outstanding indebtedness under its credit facility.

STOCK SPLIT

On August 4, 2003, the Company announced a two for one forward stock split. The forward split will affect all stockholders of record as of August 14, 2003, and the split will be effective on August 21, 2003. In addition, each of the Company's outstanding warrants will be adjusted to reflect the forward split. Effective on the record date, each warrant will entitle its holder to purchase two shares of the Company's common stock at an aggregate exercise price of $32.00.

ACQUISITIONS

Under the terms of an amended agreement with affiliates of SBC completed on November 14, 2002, the Company agreed to acquire the sublease rights to a maximum of 600 towers during the period beginning May 2003 and ending August 2004. Towers subleased by the Company under this agreement will be subleased on a quarterly basis in increments not to exceed 100 towers per quarter. To the extent less than 100 towers are subleased during a period, the remaining balance will be accrued to the last sublease period in August 2004. In the second quarter of 2003 the Company subleased 54 towers under this agreement, for which it paid $13.3 million in cash.

CONFERENCE CALL INFORMATION

The Company is planning to host a conference call on Tuesday August 12, 2003, at 11:00 a.m. Eastern Daylight Time to discuss second quarter 2003 results. Dial in information is as follows: 800-261-6483, access code, 1976859. A replay of the conference call will be available from two hours after the call has ended until August 19, 2003. The replay dial in information is as follows: (800) 642-1687, access code, 1976859.

QUARTERLY DATA SHEET & ADDITIONAL INFORMATION

Also included as part of this press release is a quarterly data sheet that includes certain statistics related to the Company's site leasing business and certain statistics related to the overall Company. These statistics are among the data which management tracks on a quarterly basis and are provided as part of this press release because management believes they are useful measures of current financial performance. Some of the statistics provided are non-GAAP financial measures. Investors are urged to see the disclosures relating to non-GAAP financial measures included as part of this press release. Additional information may be found in the Company's 10-Q report filed with the SEC or by accessing the Company's website at WWW.SPECTRASITE.COM.

DETERMINATION OF ADJUSTED EBITDA

Adjusted EBITDA is provided because it is a measure commonly used in the communications site industry as a measure of a company's operating performance. We use Adjusted EBITDA to compare our operating performance with that of our competitors. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. Although Adjusted EBITDA is not necessarily comparable with similarly titled measures for other companies, we believe that Adjusted EBITDA can assist in comparing company performance on a consistent basis without regard to restructuring and non-recurring charges, non-cash compensation charges, and depreciation, amortization and accretion expenses, which may vary significantly depending on accounting methods where acquisitions are involved or non-operating factors such as historical cost bases. When evaluating Adjusted EBITDA, investors should consider, among other factors:

o        increasing or decreasing trends in Adjusted EBITDA,
o whether Adjusted EBITDA has remained at positive levels historically and
o        how Adjusted EBITDA compares to levels of debt and interest expense.

Adjusted EBITDA, excluding the prior period contribution of 545 towers sold to Cingular on February 10, 2003, for the three months ended June 30, 2003 and 2002 was calculated as follows:


                                                            THREE MONTHS    THREE MONTHS
                                                                ENDED           ENDED
                                                            JUNE 30, 2003   JUNE 30, 2002
                                                            -------------   -------------
                                                                  (In thousands)
 Net loss..............................................      $  (7,574)      $(126,128)
 Add / Less:
   Depreciation, amortization and accretion expenses..          25,626          47,888
   Restructuring and non-recurring charges............              --          28,570
   Non-cash compensation charges......................              --             291
   Interest income....................................            (279)           (293)
   Interest expense...................................          18,604          61,795
   Other expense......................................           1,841          10,795
   Income tax expense (benefit).......................             206             (18)
   Loss from operations of discontinued segment, net
     of income tax expense............................              --           4,797
   Loss on disposal of discontinued segment...........             596              --
                                                             ---------       ---------
 Adjusted EBITDA......................................       $  39,020       $  27,697
                                                             =========       =========

DETERMINATION OF QUARTERLY FREE CASH FLOW

Free cash flow (deficit) consists of net cash provided by operating activities less purchases of property and equipment. Free cash flow (deficit) is provided because it is a measure commonly used in the communications site industry as a measure of a company's ability to generate cash from operations. Free cash flow (deficit) is not a measurement of financial performance under generally accepted accounting principles and should not be considered an alternative to net income or cash flows provided by (used in) operating activities as a measure of performance, cash flows or liquidity. Although, free cash flow (deficit) is not necessarily comparable with similarly titled measures for other companies, we believe that free cash flow (deficit) can assist in comparing company performance on a consistent basis. Free cash flow (deficit) for the three months ended June 30, 2003 and 2002 was calculated as follows.

                                                            THREE MONTHS    THREE MONTHS
                                                                ENDED           ENDED
                                                            JUNE 30, 2003   JUNE 30, 2002
                                                            -------------   -------------
                                                                  (In thousands)
Net cash provided by (used in) operating activities..    $   16,623          $  (21,187)
Less: Purchases of property and equipment............        (3,926)            (19,579)
                                                         ----------          ----------
Free cash flow (deficit).............................    $   12,697          $  (40,766)
                                                         ==========          ===========


Adjusted EBITDA......................................    $   39,020          $   27,697
Less: Purchases of property and equipment............         (3,926)           (19,579)
Less: Cash Interest Expense..........................       (10,375)            (27,953)
Less: Taxes..........................................          (206)                 18
                                                         ----------          ----------
Free cash flow (deficit).............................    $   24,513          $  (19,817)
                                                         ==========          ===========

DETERMINATION OF SAME TOWER REVENUE AND TOWER CASH FLOW

Same tower revenue and same tower cash flow are based on trailing twelve-months site leasing revenue (exclusive of fee revenue) and site leasing costs of operations, excluding depreciation, amortization and accretion expenses on the towers that we owned or operated as of June 30, 2002, and 2003. Same tower revenue and same tower cash flow are provided because they are measures commonly used in the communications site industry as a measure of a company's operating performance. Same tower revenue and same tower cash flow are not measurements of financial performance under generally accepted accounting principles and should not be considered alternatives to net income or cash flows provided by (used in) operating activities as a measure of performance, cash flows or liquidity. Although, same tower revenue and same tower cash flow are not necessarily comparable with similarly titled measures for other companies, we believe that same tower revenue and same tower cash flow can assist in comparing company performance on a consistent basis. Same tower revenue and same tower cash flow on the 7,420 towers that we owned or operated as of June 30, 2002 and 2003 for the three months ended June 30, 2003 and 2002 were calculated as follows:

                                                                             THREE MONTHS    THREE MONTHS
                                                                                 ENDED           ENDED
                                                                             JUNE 30, 2003   JUNE 30, 2002
                                                                             -------------   -------------
                                                                                   (In thousands)
Site leasing revenues.....................................................   $   77,498    $   69,633
Less: Fee revenues included in site leasing revenues......................       (1,885)         (896)
Less: Revenue from towers not owned as of June 30, 2002 and 2003 and
    managed or marketed towers............................................       (3,767)       (6,257)
                                                                             -----------   -----------
Same tower site leasing revenues on 7,420 towers..........................   $   71,846    $   62,480
                                                                             ----------    ----------

Site leasing costs of operations, excluding depreciation, amortization and
    accretion expenses....................................................   $   25,764    $   26,705
Less: Site leasing costs of operations for towers not owned as of June 30,
    2002 and 2003 and managed or marketed towers..........................         (461)       (2,549)
                                                                             -----------   -----------
Same tower site leasing costs of operations, excluding depreciation,
    amortization and accretion expenses on 7,420 towers...................       25,303        24,156
                                                                             ----------    ----------

Same tower cash flow on 7,420 towers......................................   $   46,543    $   38,324
                                                                             ==========    ==========

DETERMINATION OF CASH INTEREST EXPENSE

Cash interest for the three months ended June 30, 2003, includes interest on our credit facility and on our 8 1/4% Senior Notes due 2010. The predecessor company's cash interest for the three months ended June 30, 2002, includes interest on its credit facility and on its 10 3/4% Senior Notes due 2010, its 12 1/2% Senior Notes due 2010 and its 6 3/4% Senior Convertible Notes due 2010. A reconciliation of interest expense to cash interest for the three months ended June 30, 2003 and 2002 is as follows:

                                                                             THREE MONTHS    THREE MONTHS
                                                                                 ENDED           ENDED
                                                                             JUNE 30, 2003   JUNE 30, 2002
                                                                             -------------   -------------
                                                                                   (In thousands)
Interest expense..........................................................   $   18,604    $   61,795
Less: Amortization of senior discount notes...............................           --       (31,208)
Less: Amortization of debt issuance costs.................................       (1,661)       (2,634)
Less: Writeoff of debt issuance costs.....................................       (6,568)           --
                                                                             -----------   ----------
Cash interest.............................................................   $   10,375    $   27,953
                                                                             ==========    ==========

DETERMINATION OF JUNE 30, 2002, RESULTS NET OF THE CONTRIBUTION OF 545 SBC TOWERS SOLD

On February 10, 2003, we sold 545 SBC towers in California and Nevada to Cingular for an aggregate purchase price of $81.0 million. The following table shows the effects of the sale of the 545 SBC towers on operations for the three months ended June 30, 2002:

                                                                                               AMOUNTS ADJUSTED
                                                                 ACTUAL           545 SBC         FOR 545 SBC
                                                                 AMOUNTS       TOWERS SOLD        TOWERS SOLD
                                                                 -------       -----------        -----------
                                                                                (In thousands)
Predecessor Company -- Three months ended June 30, 2002:
     Site leasing revenues...................................  $     69,633    $    (2,707)        $  66,926
     Cost of site leasing operations,
       excluding depreciation, amortization
       and accretion expense.................................        26,705         (1,410)           25,295
                                                               ------------    -----------         ---------
     Tower cash flow.........................................        42,928         (1,297)           41,631
     Depreciation, amortization and accretion expenses.......        50,625         (2,737)           47,888
                                                               ------------    ------------        ---------
     Operating Income (loss).................................  $     (7,697)   $     1,440         $  (6,257)
                                                               =============   ===========         ==========

ABOUT SPECTRASITE, INC.

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At June 30, 2003, SpectraSite owned or operated approximately 10,000 revenue producing sites, including 7,539 towers primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers, including AT&T Wireless, Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.

SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning SpectraSite's future expectations, financial and operating projections, plans, strategies and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the interest of market makers and others in maintaining an active market for SpectraSite's securities, (ii) SpectraSite's substantial capital requirements and leverage, (iii) market conditions, (iv) the Company's dependence on demand for wireless communications and related infrastructure, (v) competition in the communications tower industry, including the impact of technological developments and (vi) future regulatory actions and conditions in its operating areas. These and other important factors are described in more detail in the "Risk Factors" section of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and in the Company's other SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

                                      # # #

                       SPECTRASITE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     At June 30, 2003 and December 31, 2002
                             (dollars in thousands)

                                                                                    REORGANIZED        PREDECESSOR
                                                                                      COMPANY            COMPANY
                                                                                   JUNE 30, 2003    DECEMBER 31, 2002
                                                                                   -------------    -----------------
                                                                                    (unaudited)
                                                                                       (Dollars in thousands)
         ASSETS
Current assets:
  Cash and cash equivalents...................................................   $       58,753      $       80,961
  Accounts receivable, net of allowance of $8,839 and
     $11,431, respectively....................................................            6,553              15,180
  Costs and estimated earnings in excess of billings..........................            3,194               2,169
  Inventories.................................................................            7,756               7,878
  Prepaid expenses and other..................................................           12,759              16,696
                                                                                 --------------      --------------
          Total current assets................................................           89,015             122,884
Property and equipment, net...................................................        1,243,743           2,292,945
Goodwill, net.................................................................               --              60,626
Other assets..................................................................          223,427             102,001
                                                                                 --------------      --------------
          Total assets........................................................   $    1,556,185      $    2,578,456
                                                                                 ==============      ==============
                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable............................................................   $        7,840      $       13,029
  Accrued and other expenses..................................................           77,390              66,280
  Current portion of liabilities under SBC agreement..........................           40,335                  --
  Billings in excess of costs and estimated earnings..........................              748                 703
  Current portion of credit facility..........................................               --               2,244
                                                                                 --------------      --------------
          Total current liabilities...........................................          126,313              82,256
                                                                                 --------------      --------------
Long-term portion of credit facility..........................................          479,955             780,711
Senior notes..................................................................          200,000                --
Long-term portion of liabilities under SBC agreement..........................           16,008                 --
Other long-term liabilities...................................................           52,315              27,330
                                                                                 --------------      --------------
          Total long-term liabilities.........................................          748,278             808,041
                                                                                 --------------      --------------
Liabilities subject to compromise (Note 2)....................................               --           1,763,286
                                                                                 --------------      --------------
Stockholders' equity (deficit):
  Common stock, $0.001 par value, 300,000,000 shares
     authorized, 154,013,917 issued and outstanding at
     December 31, 2002........................................................               --                 154
  Common stock, $0.01 par value, 250,000,000 shares
     authorized, 23,743,515 issued and outstanding at June
     30, 2003.................................................................              237                  --
  Additional paid-in-capital..................................................          687,099           1,624,939
  Accumulated other comprehensive income (loss)...............................            3,524                (355)
  Accumulated deficit.........................................................           (9,266)         (1,699,865)
                                                                                 --------------      --------------
          Total stockholders' equity (deficit)................................          681,594             (75,127)
                                                                                 --------------      --------------
          Total liabilities and stockholders' equity
            (deficit).........................................................   $    1,556,185      $    2,578,456
                                                                                 ==============      ==============

                       SPECTRASITE, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                      REORGANIZED     PREDECESSOR     REORGANIZED     PREDECESSOR     PREDECESSOR
                                                        COMPANY         COMPANY         COMPANY         COMPANY         COMPANY
                                                      THREE MONTHS    THREE MONTHS    FIVE MONTHS      ONE MONTH       SIX MONTHS
                                                         ENDED           ENDED           ENDED           ENDED           ENDED
                                                      JUNE 30, 2003   JUNE 30, 2002  JUNE 30, 2003    JANUARY 31,    JUNE 30, 2002
                                                      -------------   -------------  -------------    -----------    -------------
                                                                       (In thousands, except per share amounts)
Revenues:
  Site leasing.........................................$    77,498     $    69,633     $   128,567     $     25,556    $   135,585
  Broadcast services...................................      3,413           6,236           6,988            1,237         12,688
                                                       -----------     -----------     -----------     ------------    -----------
          Total revenues...............................     80,911          75,869         135,555           26,793        148,273
                                                       -----------     -----------     -----------     ------------    -----------
Operating Expenses:
  Costs of operations, excluding depreciation,
     amortization and accretion expense:
     Site leasing......................................     25,764          26,705          42,824            8,840         52,210
     Broadcast services................................      3,538           5,005           6,427            1,492         10,375
  Selling, general and administrative expenses.........     12,589          15,456          21,275            4,280         30,976
Depreciation, amortization and accretion
     expenses..........................................     25,626          50,625          42,452           16,075         95,263
Restructuring and non-recurring charges................         --          28,570              --               --         28,570
                                                       -----------     -----------     -----------     ------------    -----------
          Total operating expenses.....................     67,517         126,361         112,978           30,687        217,394
                                                       -----------     -----------     -----------     ------------    -----------
Operating income (loss)................................     13,394         (50,492)         22,577           (3,894)       (69,121)
                                                       -----------     ------------    -----------     ------------    ------------
Other income (expense):
  Interest income......................................        279             293             496              137            377
  Interest expense.....................................    (18,604)        (61,795)        (27,865)          (4,721)      (120,492)
  Gain on debt discharge...............................         --              --              --        1,034,764             --
  Other expense........................................     (1,841)        (10,795)         (3,070)            (493)       (11,182)
                                                       -----------     -----------     -----------     ------------    -----------
          Total other income (expense).................    (20,166)        (72,297)        (30,439)       1,029,687       (131,297)
                                                       -----------     -----------     -----------     ------------    -----------
Income (loss) from continuing operations before
  income taxes.........................................     (6,772)       (122,789)         (7,862)       1,025,793       (200,418)
Income tax expense (benefit)...........................        206             (18)            808                5            143
                                                       -----------     ------------    -----------     ------------    -----------
Income (loss) from continuing operations...............     (6,978)       (122,771)         (8,670)       1,025,788       (200,561)
Reorganization items:
  Adjust accounts to fair value........................         --              --              --         (644,688)            --
  Professional and other fees..........................         --              --              --          (23,894)            --
                                                       -----------     -----------     -----------     ------------    -----------
          Total reorganization items...................         --              --              --         (668,582)            --
                                                       -----------     -----------     -----------     ------------    -----------
Income (loss) before discontinued operations...........     (6,978)       (122,771)         (8,670)         357,206       (200,561)
Discontinued operations:
  Loss from operations of discontinued segment,
     net of income tax expense.........................         --          (4,797)             --               --         (2,785)
  Loss on disposal of discontinued segment.............       (596)             --            (596)              --             --
                                                       -----------     -----------     -----------     ------------    -----------
Income (loss) before cumulative effect of change in
  accounting principle.................................     (7,574)       (127,568)         (9,266)         357,206       (203,346)
Cumulative effect of change in accounting
  principle............................................         --              --              --          (12,236)      (376,753)
                                                       -----------     -----------     -----------     ------------    ------------
Net income (loss)......................................$    (7,574)    $  (127,568)    $    (9,266)    $    344,970    $  (580,099)
                                                       ===========     ===========     ===========     ============    ===========
Basic and diluted earnings per share:
  Income (loss) from continuing operations.............$     (0.30)    $     (0.80)    $     (0.37)    $       6.66    $     (1.30)
  Reorganization items.................................         --              --              --            (4.34)            --
  Discontinued operations..............................      (0.02)          (0.03)          (0.02)              --          (0.02)
  Cumulative effect of change in accounting
    principle..........................................         --              --              --            (0.08)         (2.45)
                                                       -----------     -----------     -----------      -----------    ------------
  Net income (loss)....................................$     (0.32)    $     (0.83)    $     (0.39)    $       2.24    $     (3.77)
                                                       ===========     ===========     ===========     ============    ===========
Weighted average common shares outstanding (basic
and diluted)...........................................     23,622         154,014          23,608          154,014        153,834
                                                       ===========     ===========     ===========     ============    ===========

                       SPECTRASITE, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      REORGANIZED
                                                                        COMPANY           PREDECESSOR      PREDECESSOR
                                                                      FIVE MONTHS           COMPANY          COMPANY
                                                                         ENDED          ONE MONTH ENDED SIX MONTHS ENDED
                                                                      JUNE 30, 2003    JANUARY 31, 2003   JUNE 30, 2002
                                                                      -------------    ----------------   -------------
                                                                                       (In thousands)
OPERATING ACTIVITIES
Net income (loss)..................................................    $   (9,266)      $     344,970       $   (580,099)
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation..................................................           35,089              15,609             96,703
  Cumulative effect of change in accounting principle.............             --              12,236            376,753
  Amortization of intangible assets...............................          6,277                 252              1,728
  Amortization of debt issuance costs...........................            2,451                 425              5,267
  Amortization of asset retirement obligation...................            1,087                 214                --
  Amortization of senior discount notes.........................               --                  --             61,149
  Writeoff of debt issuance costs...............................            8,182                  --                 --
  Non-cash compensation charges.................................               --                  --                580
  (Gain) loss on disposal of assets.............................            1,676                 (84)            31,426
  Gain on debt discharge........................................               --          (1,034,764)                --
  Adjust accounts to fair value.................................               --             644,688                 --
  Equity in net loss of affiliates..............................               --                  --                102
  Changes in operating assets and liabilities, net
    of acquisitions:
    Accounts receivable.........................................            3,582               5,045             33,053
    Costs and estimated earnings in excess of billings, net.....             (707)               (272)            (8,305)
    Inventories.................................................              124                  (2)            (1,751)
    Prepaid expenses and other..................................             (934)             (2,238)            (3,879)
    Accounts payable............................................          (18,751)             13,549            (23,187)
    Other liabilities...........................................             (260)              6,264             (5,228)
                                                                       ----------       -------------       ------------
      Net cash provided by (used in) operating activities.......           28,550               5,892            (15,688)
                                                                       ----------       -------------       -------------
INVESTING ACTIVITIES
Purchases of property and equipment.............................           (6,181)             (2,737)           (48,530)
Acquisitions....................................................           (9,288)                 --            (10,067)
Loans to affiliates.............................................               --                  --               (750)
Proceeds from the sale of assets................................           81,171                  --                 --
                                                                       ----------       -------------       ------------
      Net cash provided by (used in) investing activities.......           65,702              (2,737)           (59,347)
                                                                       ----------       -------------       ------------
FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of
  issuance costs................................................            1,606                  --                477
Proceeds from issuance of long-term debt........................          200,000                  --             90,000
Repayments of debt..............................................         (303,275)            (10,884)            (1,656)
Debt issuance costs.............................................           (7,062)                 --                (26)
                                                                       -----------      -------------       ------------
      Net cash provided by (used in) financing activities.......         (108,731)            (10,884)            88,795
                                                                       ----------       -------------       ------------
      Net increase (decrease) in cash and cash equivalents......          (14,479)             (7,729)            13,760
Cash and cash equivalents at beginning of period................           73,232              80,961             31,547
                                                                       ----------       -------------       ------------
Cash and cash equivalents at end of period......................       $   58,753       $      73,232       $     45,307
                                                                       ==========       =============       ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest........................       $   12,693       $       4,265       $     55,828
Cash paid during the period for income taxes....................              482                   5                772
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
Common stock issued for deposits................................       $       --       $         408       $         --
Common stock issued for acquisitions............................               --                  --              1,677
Capital lease obligations incurred for the
  purchase of property and equipment............................               68                  --              1,034

                                SPECTRASITE, INC.
                              QUARTERLY DATA SHEET
                             SITE LEASING STATISTICS

                                                                                                            2003
                                                                                          ----------------------------------------
                                                                                          1Q (1)         2Q          3Q         4Q
                                                                                          ----------------------------------------
TOWER ANALYSIS
--------------
        Starting Towers                                                                       7,491        7,488
               Towers Added                                                                       -           54
               Towers Retired                                                                    (3)          (3)
                                                                                          ----------------------------------------
        Ending Towers                                                                         7,488        7,539

===================================================================================================================================
REVENUE ANALYSIS              ($ In thousands except per Ending Tower data)
----------------
        Site Leasing Revenues                                                               $75,055      $77,498
                % Change Versus Prior Quarter                                                  7.2%         3.3%
                % Change Versus Prior Year                                                    18.6%        15.8%
        Annualized Revenues per Ending Tower                                                $40,093      $41,118
                % Same Tower Revenue Growth (12 month basis)                                  16.0%        15.0%

===================================================================================================================================
OPERATING COSTS ANALYSIS      ($ In thousands except per Ending Tower data)
------------------------
        Site Leasing Costs of Operations                                                    $25,240      $25,764
                % Change Versus Prior Quarter                                                 -7.8%         2.1%
                % Change Versus Prior Year                                                     5.1%         1.9%
        Site Leasing SG&A                                                                   $12,234      $12,079
                % Change Versus Prior Quarter                                                  0.2%        -1.3%
                % Change Versus Prior Year                                                   -13.8%       -15.4%
        Annualized Site Leasing Costs of Operations and SG&A per Ending Tower               $20,018      $20,079
                % Change Versus Prior Quarter                                                 -5.3%         0.3%
                % Change Versus Prior Year                                                    -2.2%        -5.5%

===================================================================================================================================
CASH FLOW ANALYSIS            ($ in thousands except per Ending Tower data)
------------------
        Site Leasing Tower Cash Flow (Gross Profit)                                         $49,815      $51,734
                % Change Versus Prior Quarter                                                 16.9%         3.9%
                % Change Versus Prior Year                                                    26.8%        24.3%
        Tower Cash Flow (Gross Profit) Margin                                                 66.4%        66.8%
        Annualized Tower Cash Flow (Gross Profit) per Ending Tower                          $26,611      $27,449
                % Same Tower Growth (12 month basis)                                          22.0%        21.0%
        Site Leasing Adjusted EBITDA                                                        $37,581      $39,655
                % Change Versus Prior Quarter                                                 23.6%         5.5%
                % Change Versus Prior Year                                                    49.7%        44.9%
        Site Leasing Adjusted EBITDA Margin                                                   50.1%        51.2%
        Annualized Site Leasing Adjusted EBITDA per Ending Tower                            $20,075      $21,040
===================================================================================================================================

(1) 1Q 2003 results have been adjusted to reflect the sale of 545 towers to Cingular on February 10, 2003.
(2)  The term "Annualized" represents current quarter results times four.

                                SPECTRASITE, INC.
                              QUARTERLY DATA SHEET
                            TOTAL COMPANY STATISTICS

                                                                                                            2003
                                                                                          ----------------------------------------
                                                                                          1Q (1)         2Q          3Q         4Q
                                                                                          ----------------------------------------
FINANCIAL STATISTICS          ($ in thousands except per Ending Tower data)
--------------------

        Purchases of Property and Equipment
                Discretionary                                                                $4,992       $3,926
                Non-Discretionary                                                                $0           $0
                                                                                          ----------------------------------------
        Total Purchases of Property and Equipment                                            $4,992       $3,926
        Acquisitions (Total Cash Paid)                                                           $0      $13,297
        Net Accounts Receivable                                                              $8,647       $6,553
        Net Accounts Receivable as % of Total Annualized Revenue                               2.7%         2.0%
        Cash and Cash Equivalents                                                           $87,904      $58,753
        Total Debt (Credit Facility and Senior Notes)                                      $706,955     $679,955
                                                                                          ----------------------------------------
        Total Debt (net of Cash and Cash Equivalents)                                      $619,051     $621,202
        Total Debt per Ending Tower                                                         $94,412      $90,192
        Net Total Debt per Ending Tower                                                     $82,672      $82,398
        Total Debt/Annualized Total Adjusted EBITDA                                            4.7x         4.4x
        Net Total Debt/Annualized Total Adjusted EBITDA                                        4.2x         4.0x
        Interest Expense
                Cash Interest Expense                                                       $11,153      $10,375
                Amortization and Write Off of Debt Issuance Costs                            $2,829       $8,229
                                                                                          ----------------------------------------
        Total Interest Expense                                                              $13,982      $18,604
        Annualized Total Adjusted EBITDA/Annualized Cash Interest Expense                      3.3x         3.8x
        Free Cash Flow                                                                      $11,917      $12,697
        Annualized Free Cash Flow per Ending Tower                                           $6,366       $6,737

(1) 1Q 2003 results have been adjusted to reflect the sale of 545 towers to Cingular on February 10, 2003.
(2)  The term "Annualized" represents current quarter results times four.